Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that they are filing jointly pursuant to Rule 13-d-1(k)(1) of the Securities Exchange Act of 1934, as amended, with respect to ordinary shares of Genetron Holdings Limited, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

The undersigned further agree and acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: March 14, 2022

CICC Capital Operation Co., Ltd.

By:	/sea/ CICC Capital Operation Co., Ltd. /s/ Junbao Shan
Name: Junbao Shan Title: Officer

CICC Kangzhi (Ningbo) Equity Investment Management Co., Ltd.
By:	/seal/ CICC Kangzhi (Ningbo) Equity Investment Management Co., Ltd. /s/ Xia Wu
Name: Xia Wu Title: Officer

CICC Kangrui (No.1) Ningbo Equity Investment Fund Partnership (Limited Partnership) By: CICC Kangzhi (Ningbo) Equity Investment Management Co., Ltd., its general partner
By:	/seal/ CICC Kangzhi (Ningbo) Equity Investment Management Co., Ltd. /s/ Xia Wu
Name: Xia Wu Title: Officer

Tianjin Kangyue Business Management Partnership (Limited Partnership) By: CICC Kangzhi (Ningbo) Equity Investment Management Co., Ltd., its general partner

By:	/seal/ CICC Kangzhi (Ningbo) Equity Investment Management Co., Ltd. /s/ Xia Wu
Name: Xia Wu Title: Officer

CICC Capital (Cayman) Limited
By:	/s/ Junbao Shan
Name: Junbao Shan Title: Director

By:	/s/ Wong King Fung
Name: Wong King Fung Title: Director CICC Healthcare Investment Management Limited

By:	/s/ Xia Wu
Name: Xia Wu Title: Director

By:	/s/ Jin Wang
Name: Jin Wang Title: Director

CICC Healthcare Investment Fund, L.P. By: CICC Healthcare Investment Management Limited, its general partner
By:	/s/ Jin Wang
Name: Jin Wang Title: Director

By:	/s/ Xia Wu
Name: Xia Wu Title: Director